Exhibit 99.1

June 7, 2012

Joseph Essas

Re:  Employment Agreement

Dear Joseph:

OpenTable, Inc. (the “Company”) is pleased to offer you the position of Chief Technology Officer (the “CTO”).  This letter (this “Agreement”) sets forth, among other things, the terms of your employment with the Company.  You may accept this Agreement by signing and returning a copy of this Agreement to the Company as provided below.

1.                                      DUTIES.  Your employment hereunder will commence on a full time basis effective as of July 18, 2012 (the date you actually commence employment, the “Commencement Date”), you will be employed as the CTO, and you will perform the duties customarily associated with this position.  You will report solely to the Company’s Chief Executive Officer.  You shall devote substantially all of your full working time and attention to the business affairs of the Company.  The Company hereby consents to your continuing service on the advisory boards of directors of Edmunds.com and Vivareal, as well as your service as advisor to Firstmark Capital for so long as such service does not materially interfere with the performance of your duties hereunder.  By signing this letter of agreement, you represent and warrant to the Company that you are under no contractual commitments inconsistent with your obligations to the Company.

2.                                      BASE SALARY.  You will receive an annual base salary of $350,000 for all hours worked to be paid in accordance with the Company’s customary payroll procedures, less payroll deductions and withholdings. Your compensation will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time and your base salary shall not be decreased without your consent.

3.                                      BONUS

(a)                                 ANNUAL BONUS.  You shall be provided an annual performance bonus (the “Annual Bonus”) opportunity targeted at $150,000 to be earned based on the achievement of annual performance targets to be determined by the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”).  In the event the Board or Compensation Committee fails to establish any performance targets, the payment of the Annual Bonus shall be based upon the subjective determination of the Board or Compensation Committee of your performance and the performance of the Company for the applicable year.  The Annual Bonus payment for 2012 will be pro-rated based upon the portion of the year you are employed hereunder.  The Annual Bonus will be payable to you no later than March 15 of the year following the year to which the Annual Bonus relates.

(b)                                 RETENTION BONUS.   As an additional financial incentive, you shall be provided in the form of a supplemental cash retention award of $150,000 (the “Retention Bonus”) payable in one lump sum upon the commencement of your employment with the Company.  In the event your employment with the Company is terminated by OpenTable or you, for any reason, then you shall immediately take all necessary actions to reimburse the Company and forfeit a portion of your Retention Bonus (the “Reimbursed Amount”) in accordance to the following schedule:

(i)                                    if such termination occurs at any time on or prior to the first anniversary of the Commencement Date, then the Reimbursed Amount shall be the post-tax amount you received in respect of the Retention Bonus;

(ii)                                if such termination occurs at any time after the first anniversary of the Commencement Date and on or prior to the second anniversary of the Commencement Date, then the Reimbursed Amount shall be fifty percent (50%) of the post-tax amount you received in respect of the Retention Bonus.

Notwithstanding the foregoing, in the event you become entitled to severance benefits pursuant to Section 11 of this Agreement, you shall not be required to reimburse the Company for any portion of your Retention Bonus.

4.                                      STOCK OPTIONS.  You shall be granted an option (the “Option”) under the Company’s 2009 Equity Incentive Award Plan (the “Plan”) to purchase 200,000 shares of Company common stock.  The Option shall have a per share exercise price equal to the per share closing trading price of the Company’s common stock on the date of grant.  Assuming your continued service with the Company, twenty-five percent (25%) of the shares subject to the Option shall vest on the first anniversary of the Commencement Date, and 1/48th of the shares subject to the Option shall vest when you complete each month of continuous service thereafter.  The Option shall otherwise be subject to the terms and conditions of the Plan and the Company’s standard form of stock option agreement.

5.                                      BENEFITS.  During your employment by the Company, you will be eligible to participate in any of the employee benefit plans or programs the Company generally makes available to its senior executives, pursuant to the terms and conditions of such plans.

6.                                      BUSINESS EXPENSES.  You shall be entitled to timely reimbursement for all ordinary and reasonable out-of-pocket business expenses which are incurred by you in furtherance of the Company’s business and in accordance with the Company’s standard policies.

7.                                      COMPANY POLICIES AND CONFIDENTIALITY AGREEMENT.  As an employee of the Company, you will be expected to abide by all of the Company’s policies and procedures.  Like all Company employees, you will be required, as a condition to your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

8.                                      OTHER AGREEMENTS.  By accepting this Agreement, you represent and warrant that your performance of your duties for the Company will not violate any agreements, obligations or understandings that you may have with any third party or prior employer.  You agree not to make any unauthorized disclosure or use, on behalf of the Company, of any confidential information belonging to any of your former employers.  You also represent that you are not in unauthorized possession of any materials containing a third party’s confidential and proprietary information.  Of course, during your employment with the Company, you may make use of information generally known and used by persons with training and experience comparable to your own, and information which is common knowledge in the industry or is otherwise legally available in the public domain.

9.                                      OUTSIDE ACTIVITIES.  While employed by the Company, you will not engage in any business activity in competition with the Company.

10.                               AT-WILL EMPLOYMENT.  As an employee of the Company, you may terminate your employment at any time and for any reason whatsoever simply by notifying the Company.  Similarly, the Company may terminate your employment at any time and for any lawful reason whatsoever, with or without cause or advance notice.  Your at-will employment relationship with the Company cannot be changed except in writing signed by an authorized representative of the Board.

11.                               SEVERANCE BENEFITS.

(a)                                 Termination By The Company Without Cause or Constructive Termination in Connection With a Change in Control.  If your employment by the Company is terminated by the Company without Cause (as defined below) or you experience a Constructive Termination (as defined below), in each case, within the twelve (12) months following a Change in Control (as defined below) and if you execute and fail to revoke during any applicable revocation period a general release of all claims against the Company and its affiliates in a form reasonably acceptable to the Company within sixty (60) days following such termination of employment, the Company shall provide you with the following:

(i)                                    The continuation of your base salary for a period of six (6) months following your termination date at the rate in effect immediately prior to your termination of employment, less applicable withholdings, payable in installments pursuant to the Company’s normal and customary payroll procedures, provided that the first such installment shall be made on the sixtieth (60th) day following your termination date and shall include all amounts that would have been paid on or prior to such sixtieth (60th) day had the installments commenced on the first pay date following your date of termination.

(ii)                                Provided that you elect to receive health benefits (e.g., medical and dental) pursuant to COBRA then for the period beginning on your date of termination and ending on the date which is six (6) full months following your date of termination (or, if earlier, the date on which you begin benefit coverage with another employer), the Company shall pay the costs associated with continuation coverage pursuant to COBRA.

(iii)                            Your unvested and outstanding equity awards shall vest and, if applicable, become exercisable with respect to that number of unvested shares subject to each such equity award that would have vested had your employment continued for the six (6) month period immediately following the date of your termination of your employment; provided, however, that if your employment by the Company is terminated by the Company without Cause or you experience a Constructive Termination, in each case, within the first twelve (12) months following the Commencement Date, a minimum of twelve and one-half percent (12.5%) of the number of shares subject to each of your outstanding equity awards shall vest and, if applicable, become exercisable with respect to such shares.

(b)                                 Termination By The Company Without Cause Within The Twelve (12) Months Following The Commencement Date Apart from a Change in Control.  If your employment by the Company is terminated by the Company without Cause (i) prior to a Change in Control and (ii) such termination occurs within the first twelve (12) months following the Commencement Date, and if you execute and fail to revoke during any applicable revocation period a general release of all claims against the Company and its affiliates in a form reasonably acceptable to the Company within sixty (60) days following such termination of employment, the Company shall provide you with the following:

(i)                                    The continuation of your base salary for a period of six (6) months following your termination date at the rate in effect immediately prior to your termination of employment, less applicable withholdings, payable in installments pursuant to the Company’s normal and customary payroll procedures, provided that the first such installment shall be made on the sixtieth (60th) day following your termination date and shall include all amounts that would have been paid on or prior to such sixtieth (60th) day had the installments commenced on the first pay date following your date of termination.

(ii)                                Provided that you elect to receive health benefits (e.g., medical and dental) pursuant to COBRA then for the period beginning on your date of termination and ending on the date which is six (6) full months following your date of termination (or, if earlier, the date on which you begin benefit coverage with another employer), the Company shall pay the costs associated with continuation coverage pursuant to COBRA.

(iii)                            Your unvested and outstanding equity awards shall vest and, if applicable, become exercisable with respect to that number of unvested shares subject to each such equity award that would have vested had your employment continued for the six (6) month period immediately following the date of your termination of your employment; provided, however, that if your employment by the Company is terminated by the Company without Cause within the first twelve (12) months following the Commencement Date, a minimum of twelve and one-half percent (12.5%) of the number of shares subject to each of your outstanding equity awards shall vest and, if applicable, become exercisable with respect to such shares.

(c)                                  Other Terminations.  Other than as set forth in Section 11(b), if your employment by the Company is terminated by the Company without Cause or you experience a Constructive Termination, in each case, prior to or more than twelve (12) months after a Change in Control or if your employment by the Company is terminated by the Company for Cause or you resign other than as a Constructive Termination, in each case, at any time, you shall not be entitled to any severance pay, severance benefits, or any compensation or benefits from the Company whatsoever, other than as required under applicable law.

(d)                                 No Other Payments.  You understand and agree that you shall not be entitled to any other severance pay, severance benefits, or any other compensation or benefits other than as set forth in this Section 11 in the event of a termination, other than as required under applicable law. In the event that you have a legal right to pay in lieu of termination notice, or to severance pay, the severance pay set forth herein shall be reduced by the amount of such legally required payments.

(e)                                  Definitions.

(i)                                    Cause.  For purposes of this Agreement, the term “Cause” means: (a) your unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (b) your breach of any agreement between you and the Company, which breach causes material harm to the Company, (c) your failure to comply with the Company’s written policies or rules, which failure causes material harm to the Company, (d) your conviction of, or your plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State if such felony (i) is work-related, (ii) materially impairs your ability to perform your services under this letter agreement or (iii) causes material harm to the Company, (e) your gross negligence or willful misconduct, which causes material harm to the Company, or (f) your willful failure to follow reasonable and lawful instructions of the Board and your failure to cure such condition within thirty (30) days after receiving written notification of the failure from the Board.

(ii)                                Change in Control.  For purposes of this Agreement, “Change in Control” shall mean (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;  (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; or (iii) the individuals constituting the Board as of the date you commence employment hereunder (the “Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall be considered a member of the Incumbent Board.  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(iii)                            Constructive Termination.  For purposes of this Agreement, the term “Constructive Termination” means your resignation after any of the following are undertaken without your express written consent: (i) a material reduction in your base salary, other than in connection with an across the board reduction in base salary applicable to all senior executives of the Company, (ii) a material reduction in your duties and responsibilities (except as a result of disability, temporary illness or other absence); provided, however, that a reduction in duties and/or responsibilities solely by virtue of the Company being acquired and made part of a larger entity shall not by itself constitute grounds for a “Constructive Termination”, (iii) the elimination or material reduction of your eligibility to participate in the Company’s benefit programs available generally to senior executives of the Company, other than in connection with an across the board elimination or reduction applicable to all senior executives of the Company, (iv) a relocation of your primary workplace to a location that is outside of a 35 mile radius of your then current primary workplace, or (v) any breach by the Company of any agreement between the Company and you, which breach causes material harm to you.  Notwithstanding the foregoing, for purposes of this Agreement, a Constructive Termination shall not be deemed to have occurred unless within thirty (30) days of the occurrence of an event providing grounds for Constructive Termination you have provided the Company thirty (30) days’ written notice setting forth in reasonable specificity the event that constitutes grounds for Constructive Termination and, if such event is reasonably susceptible to cure, during such thirty (30) day notice period the Company shall have failed to cure the event or events in question.

12.                               RETURN OF MATERIALS.  At the termination of your relationship with the Company, you will promptly return to the Company, and will not take with you or use, all items of any nature that belong to the Company, and all materials (in any form, format, or medium) containing or relating to the Company’s business.

13.                               SECTION 409A.

(a)                                 Separation from Service.  Notwithstanding any provision to the contrary in this Agreement, no amount deemed deferred compensation subject to Section 409A of the Code shall be payable pursuant to Section 11 unless your termination of employment constitutes a “separation from service” with the Company within the meaning of Section 409A of the Code and the Department of Treasury regulations and other guidance promulgated thereunder.

(b)                                 Specified Employee.  Notwithstanding any provision to the contrary in this Agreement, if you are deemed by the Company at the time of your separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which you are entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of your benefits shall not be provided to you prior to the earlier of (i) the expiration of the six-month period measured from the date of the your “separation from service” with the Company (as such term is defined in the Treasury Regulations issued under Section 409A of the Code) or (ii) the date of your death.  Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 13(b) shall be paid in a lump sum to you, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

(c)                                  Expense Reimbursements.  To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, any such reimbursements payable to you pursuant to this Agreement shall be paid to you no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and your right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

(d)                                 Installments.  For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), your right to receive the installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.

14.                               ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement, together with the Proprietary Information and Inventions Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment specified herein.  If you enter into this Agreement, you are doing so voluntarily, and without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein.  This Agreement supersedes any other such promises, warranties, representations or agreements.  This Agreement may not be amended or modified except by a written instrument signed by you and an authorized representative of the Board.  This Agreement will be binding upon and inure to the benefit of (a) your heirs, executors, and legal representatives upon your death and (b) any successor of the Company.  Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes.  Any successor will expressly assume in writing all of the Company’s obligations under this Agreement before or at the time of such succession.  For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

15.                               GOVERNING LAW.  This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof.

16.                               DISPUTE RESOLUTION.  To ensure the timely and economical resolution of disputes that arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Agreement, your employment, or the termination of your employment, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in San Francisco County, California, conducted by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under the applicable JAMS employment rules.  By agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding.  The arbitrator shall:  (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award.  The arbitrator shall be authorized to award any or all remedies that you or the Company would be entitled to seek in a court of law.  The Company shall pay all JAMS’ arbitration fees and any other arbitration-specific costs.  Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.  Notwithstanding the foregoing, you and the Company each have the right to resolve any issue or dispute over intellectual property rights by Court action instead of arbitration.  In any arbitration proceeding in which a breach of this Agreement or any employment-related dispute is alleged, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.

17.                               RIGHT TO WORK/BACKGROUND CHECK.  As required by law, this Agreement is subject to satisfactory proof of your right to work in the United States.  This Agreement and your employment by the Company are also conditioned on the Company completing, to its satisfaction, a review of your personal and/or business references as well as a background check.

If you choose to accept this Agreement under the terms described above, please sign below and return this letter to me.

Very truly yours,

OpenTable, Inc.

/s/ Matthew Roberts
By: Matthew Roberts

Accepted and Agreed to by:

/s/ Joseph Essas	6/8/2012
Joesph Essas	Date

ANNEX A

Proprietary Information and Inventions Agreement

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The following confirms an agreement between me, Joseph Essas, and OpenTable, Inc., a Delaware corporation (the “Company”), which is a material part of the consideration for my employment by Company:

1.                                      I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company.  I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company.  Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2.                                      Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me in the course of my employment with Company or that use or are based on any Proprietary Information to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively “Inventions”) and I will promptly disclose all Inventions to Company.  I hereby assign to Company any and all right, title and interest in and to such Inventions.  I shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned.  I hereby irrevocably designate and appoint Company as its agents and attorneys-in-fact to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me.

3.                                      To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”).  To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto.  I will confirm any such ratifications, consents and agreements from time to time as requested by Company.

4.                                      I agree that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.”  I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information.  However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine.  Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) materials distributed to shareholders generally and (iii) this Agreement.  I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice.

5.                                      Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment).

6.                                      I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

7.                                      I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause.  In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement.  However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of Company.

8.                                      I agree that my obligations under paragraphs 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.  My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, it subsidiaries, successors and assigns.

9.                                      Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof.  I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.  I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION.  NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT.  I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Employee

Joseph Essas
Accepted and Agreed to:

By: Duncan Robertson
Chief Financial Officer

2

APPENDIX  A

California Labor Code Section 2870.  Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a)                                 Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)                                 Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2)                                 Result from any work performed by the employee for his employer.

(b)                                 To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.